Exhibit 10.2

CERTAIN INFORMATION IDENTIFIED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Novavax, Inc.
21 Firstfield Road
Gaithersburg, MD 20878
United States of America

26th September 2022

Dear Novavax,
Letter of Amendment to the Amended and Restated SARS-COV-2 Vaccine Supply Agreement dated 1 July 2022
1.We refer to the Amended and Restated SARS-COV-2 Vaccine Supply Agreement dated 1 July 2022 (the “Amended and Restated Supply Agreement”) entered into between Novavax, Inc. (“Novavax”) and the Secretary of State for Business, Energy and Industrial Strategy (“BEIS”) acting on behalf of the Crown (the “Crown” or the “Authority”).
2.The Amended and Restated Supply Agreement was executed by BEIS acting on behalf of the Crown, but the Crown has subsequently determined, with effect from 1 October 2022, to place responsibility for managing the Amended and Restated Supply Agreement with the UK Health Security Agency (“UKHSA”), an executive agency of the Department for Health and Social Care (“DHSC”). Accordingly, although the Crown remains bound by the terms of the Amended and Restated Supply Agreement, going forwards the Amended and Restated Supply Agreement is to be considered to be between (i) the Crown (now with the UKHSA of DHSC acting on its behalf) and (ii) Novavax.
3.In addition to reflecting the change of responsibility and updating the applicable notice provisions, for practical purposes the Parties wish to simplify the precise number of Doses to be Delivered under the Agreement.
4.Capitalised words and expressions defined in the Amended and Restated Supply Agreement, where used in this letter of amendment (the “Amendment”), but not defined herein, shall have the same meaning set out in the Amended and Restated Supply Agreement as the context requires.

5.The Parties hereby agree that, with effect from the date of this Amendment, the Amended and Restated Supply Agreement shall be amended to reflect and implement the following changes:
a.With respect to supply of the Product:
i.All references to “sixteen million and one Doses (16,000,001)” or “sixteen million and one (16,000,001) Doses” in the Amended and Restated Supply Agreement, including for the avoidance of doubt, in respect of the size of the Priority Order, shall be read as “sixteen million Doses (16,000,000)”; and
ii.The words “one million and one (1,000,001) Doses” in Clause 7.3 of the Amended and Restated Supply Agreement shall be read as “one million (1,000,000) Doses” and, for the avoidance of doubt, all references to the “Firm Volume” shall be construed accordingly.
b.With respect to the entity acting for the Authority:
iii.Paragraph (2) of the Parties Clause is deleted and replaced with:
“(2) The Secretary of State for Health and Social Care, acting as part of the Crown, through the UK Health Security Agency of Nobel House, 17 Smith Square, London, SW1P 3HX (the “Authority”)”
For the avoidance of doubt, all references to the “Authority”, the “Party” or the “Parties” in the Amended and Restated Supply Agreement shall be construed accordingly; and
iv.All other references to “the Secretary of State for Business, Energy & Industrial Strategy” shall be replaced with “The Secretary of State for Health and Social Care acting through the UK Health Security Agency”.
c.The Authority’s notice details as set out at Clause 34.1.2 shall be deleted and replaced by:
“For Notices to the Authority:

UK Health Security Agency Nobel House
17 Smith Square London
SW1P 3HX

Attn: UKHSA Vaccine Unit Commercial Lead

With a copy to: The Director of the UKHSA Vaccines Unit at the above address.”

6.Except as expressly varied by this Amendment, the Amended and Restated Supply Agreement shall continue in full force and effect.
7.No provision of this Amendment will be modified or varied without the written consent, properly executed, of each Party.
8.The Parties hereby intend this Amendment to be legally binding on the Parties.
9.No Party has relied upon any statement, representation, warranty, understanding, undertaking, promise or assurance in entering into this Amendment and no warranties, representations, covenants or guarantees express or implied are given, made or renewed by entering into this Amendment.
10.Nothing in this Amendment, nor the amendment of the Documents, waives, discharges, releases or in any other way excuses or excludes any Party’s obligations or liabilities in respect of any accrued liabilities or breaches under the Documents.
11.This Amendment and any non-contractual or other obligations arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with English law and be subject to the exclusive jurisdiction of the Courts of England.
12.This Amendment may be signed in more than one counterpart and all counterparts shall together constitute one and the same document. By countersigning this Amendment, you agree that the shall be amended on the terms set out above and this Amendment shall be supplemental to the original Documents.
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SIGNED by: /s/ [***] [***] (name) [***] (position) 30th September 2022 (date) for and on behalf SECRETARY OF STATE FOR BUSINESS, ENERGY AND INDUSTRIAL STRATEGY	) ) ) ) ) ) )

SIGNED by: /s/ Jonathan Wallinger Jonathan Wallinger (name) SVP, General Counsel (position) 10/13/2022 (date) for and on behalf NOVAVAX, INC.	) ) ) ) ) )